UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant To Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2007

STIFEL FINANCIAL CORP.

(Exact name of registrant as specified in its charter)

Delaware (State of incorporation)	1-9305 (Commission File Number)	43-1273600 (IRS Employer Identification No.)

One Financial Plaza

501 North Broadway

St. Louis, Missouri 63102-2102

(Address of principal executive offices, including zip code)

Registrant's telephone number, including area code (314) 342-2000

                                   N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ADDITIONAL INFORMATION AND WHERE TO FIND IT

Stifel Financial Corp., a Delaware corporation (“Stifel”), intends to file a definitive proxy statement and related materials concerning certain elements relating to the transaction and to furnish the definitive proxy statement to Stifel’s shareholders. Shareholders of Stifel are advised to read the proxy statement when it is finalized and distributed because it will contain important information. Shareholders of Stifel will be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) filed with the SEC from the SEC’s web site at http://www.sec.gov. Shareholders of Stifel will also be able to obtain a free-of-charge copy of the proxy statement and other relevant documents (when available) from Stifel’s website, www.stifel.com, or by directing a request by mail to James M. Zemlyak, Stifel Financial Corp., 501 North Broadway, St. Louis, MO 63102, or by calling (800) 488-0970.

Participants in the Solicitation

Stifel and certain of its directors and officers may, under the rules of the SEC, be deemed to be “participants” in the solicitation of proxies from its shareholders in connection with certain elements relating to the proposed merger. Information concerning the interests of the persons who may be considered “participants” in the solicitation will be set forth in Stifel’s proxy statement relating to the merger. Additional information concerning Stifel’s directors and executive officers is set forth in Stifel’s proxy statements and annual reports on Form 10-K (including any amendments thereto), previously filed with the SEC.

Item 2.01 Completion of Acquisition or Disposition of Assets.

On February 28, 2007, Stifel acquired Ryan Beck Holdings, Inc., a New Jersey corporation (“Ryan Beck”) and its wholly-owned subsidiary Ryan Beck & Co., Inc. from BankAtlantic Bancorp, Inc., a Florida corporation (“BankAtlantic”) by means of the merger (the “Merger”) of Ryan Beck with and into SF RB Merger Sub, Inc., a New Jersey corporation and wholly-owned subsidiary of Stifel, with Merger Sub surviving the Merger.

The initial consideration for the Merger consisted of 2,467,600 shares of Stifel common stock and $2.65 million in cash to BankAtlantic and certain optionholders of Ryan Beck. Stifel will issue five-year warrants to purchase up to 500,000 shares of Stifel’s common stock, at an exercise price of $36.00 per share, and is obligated to make certain contingent payments based on the performance of Ryan Beck’s private client and investment banking divisions, which may be made in stock or cash, at Stifel’s election. The issuance of the warrants and additional stock is subject to shareholder approval. Stifel has filed a preliminary proxy statement seeking approval of such issuances. In the event shareholder approval to issue the warrants is not obtained before June 30, 2007, Stifel would substitute $20 million in cash for the warrants.

Item 3.02 Unregistered Sales of Equity Securities.

The names, titles and amounts of the securities sold in connection with the Merger, and their dates of sale, are described in Item 2.01, above, as are the consideration for such sales and the securities’ terms of conversion or exercise, if any. The exemption from registration claimed for the sale of these securities is set forth in Section 4(2) of the Securities Act of 1933, as the sales did not involve any public offering.

Item 8.01 Other Events.

On February 28, 2007, Stifel issued a press release announcing the closing of the Merger, a copy of which is furnished as Exhibit 99.1 hereto.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

This Current Report on Form 8-K and the exhibits hereto contain certain comments and information that may be deemed to constitute "forward-looking statements" (within the meaning of the Private Securities Litigation Reform Act of 1995). The forward-looking statements in this Current Report on Form 8-K are subject to risks and uncertainties that could cause actual results to differ materially from those expressed in or implied by the statements. Factors that may cause actual results to differ materially from those contemplated by such forward-looking statements include, among other things, the following possibilities: the ability to successfully integrate the companies following the transaction; a material adverse change in the financial condition, results of operations or prospects of Stifel or Ryan Beck; the risk of attrition of brokers or customers after the transaction is completed; a change in general business and economic conditions; changes in accounting principles, policies or guidelines; changes in legislation and regulation; other economic, competitive, governmental, regulatory, geopolitical, and technological factors affecting the companies’ operations, pricing, and services; and other risk factors referred to from time to time in filings made by Stifel with the Securities and Exchange Commission. Forward-looking statements speak only as to the date they are made. Stifel does not undertake to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made.

Item 9.01. Financial Statements and Exhibits

(d)	Exhibits. The following materials are filed as exhibits to this Current Report on Form 8-K:

Exhibit.	Exhibit Description
99.1	Press Release, dated February 28, 2007

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STIFEL FINANCIAL CORP.

Date: February 28, 2007	By:	/s/James M. Zemylak
	Name:	James M. Zemylak
	Title:	Chief Financial Officer

Exhibit Index

Exhibit.	Exhibit Description
99.1	Press Release, dated February 28, 2007

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